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                                                                    Exhibit 99.3

[BANCFIRST OHIO CORP. LOGO]                                     [UNB CORP. LOGO]

FOR IMMEDIATE RELEASE
                                                     Contacts: James J. Pennetti
                                                                       UNB Corp.
                            Executive Vice President and Chief Financial Officer
                                                         Telephone: 330.438.1118
                                           E-mail address: jpennetti@unbcorp.com

                                                              James H. Nicholson
                                                            BancFirst Ohio Corp.
                                          Executive Vice President and Secretary
                                                         Telephone: 740.588.6811
                                      E-mail address: jnicholson@firstxpress.com


                  BANCFIRST OHIO CORP. AND UNB CORP. TO JOIN IN
                MERGER OF EQUALS - CREATING A PREMIER OHIO-BASED
                           FINANCIAL SERVICES COMPANY

     -  Companies form $2.7 billion financial services organization
     -  Immediately accretive to diluted earnings per share upon closing
     -  Serving Ohio markets in Canton, Zanesville, Columbus, Newark and
        Dayton

Canton and Zanesville, Ohio, September 6, 2001 - BancFirst Ohio Corp. (NASDAQ:
BFOH) and UNB Corp. (NASDAQ: UNBO), announced today they have signed a definitive merger agreement structured as a merger of equals.

BancFirst Ohio Corp. and UNB Corp. will be merged into one holding company. The name of the company will be determined in the fourth quarter of 2001. Additionally, The First National Bank of Zanesville and United National Bank & Trust Co. will merge under a common charter with a new name being announced in the fourth quarter of 2001. The new corporation will offer its combined client base a broad array of corporate banking, retail banking, government guaranteed loan programs, aircraft lending, and wealth management products and services. The combined strengths of these two organizations will provide a high level of professionalism, financial services expertise and commitment to the communities it will serve.

The new corporation will have a combined market value of approximately $415 million, total assets of $2.7 billion, with an additional $1.4 billion of combined trust assets under management. The company will be headquartered in Canton, Ohio with its operations center based in Zanesville, Ohio. The company will maintain 48 financial centers throughout five metropolitan markets in Ohio
- Canton, Zanesville, Columbus, Newark and Dayton.

The purchase accounting transaction will be immediately accretive to the diluted earnings per share of the combined company upon closing. The transaction, expected to close in the first quarter of 2002, has been approved by the boards of directors of both companies and is subject to regulatory and shareholder approvals. The terms of the agreement call for BancFirst Ohio Corp. shareholders to receive, for each BancFirst Ohio Corp. share, 1.325 shares of UNB Corp. common stock. BancFirst Ohio Corp. shareholders will own approximately 52 percent of the combined company and UNB Corp. shareholders will own approximately 48 percent.

                                     -more-

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BANCFIRST OHIO CORP. AND UNB CORP. - MERGER OF EQUALS
PAGE TWO


When the holding company merger is completed, Gary N. Fields, president and chief executive officer of BancFirst Ohio Corp., will become chairman of the board; Roger L. Mann, chairman, president and chief executive officer of UNB Corp., will be named president and chief executive officer; James H. Nicholson, executive vice president and secretary of BancFirst Ohio Corp., and President and Chief Executive Officer of The First National Bank of Zanesville, will be named executive vice president and chief operating officer; and James J. Pennetti, executive vice president and chief financial officer of UNB Corp., will become executive vice president and chief financial officer. The board of directors of the new company will have 14 members, with seven coming from the BancFirst Ohio Corp. board and seven from the UNB Corp. board.

"The consistent philosophy of this merger is a partnership built on the many strengths of each organization and will result in a stronger company, better suited to deliver improved returns to our shareholders, enhance stock liquidity and attractiveness to the investment community," said Fields. "The depth of talent on the new executive management team, created through this strategic merger of equals, will be leveraged to grow our share in key growth markets. I am confident these strengths will enable superior growth rates in revenues and profits and will create an enviable franchise," said Fields.

The companies expect the merger to generate $4.3 million in annual expense reductions, with most of the savings being realized in the first full-year from the date of closing. This savings level is approximately 6.6 percent of the companies' current combined expense base. The companies expect one-time, merger-related, charges of $6.4 million (after-tax) related to staff training, retention and severance; systems integration; professional fees and other miscellaneous expenses.

"Our regions have strong economic fundamentals, our corporate cultures are very similar, focused on being client driven, dedicated to providing value added products and services, committed to delivering superior execution, and devoted to operating with integrity," said Mann. "Our approach in integrating our companies will be to provide the greatest returns to our shareholders, the best value to our clients and the highest level of service to our communities. We will select the best of the best -- people, products and systems which will enhance shareholder and franchise value," said Mann. The companies expect the merger integration process to be completed within 18 months.

UNB Corp. and BancFirst Ohio Corp. have granted each other options to purchase, under certain circumstances, up to 14.9 percent of each other's outstanding common shares. Stifel, Nicolaus & Company, Incorporated represented UNB Corp. BancFirst Ohio Corp. was represented by Sandler O'Neill & Partners, LP.

Based in Canton, Ohio, UNB Corp., the holding company for wholly owned subsidiaries United National Bank & Trust Co. (United Bank), United Banc Financial Services, Inc., and United Financial Advisors, Inc., has assets in excess of $1 billion. United Bank, UNB Corp.'s largest subsidiary, is a full-service financial services organization with 21 retail Financial Centers serving clients in northeast Ohio. United Bank offers a broad range of loan, deposit and trust products, and other financial services. United Bank's Aircraft Finance Group serves the national market for corporate and private aircraft financing. For more information on UNB Corp. and its subsidiaries, visit the company on the Web at www.unbcorp.com.

Based in Zanesville, Ohio, BancFirst Ohio Corp. is a $1.5 billion bank holding company for The First National Bank of Zanesville, a full-service financial services organization which operates as First National Bank in Muskingum County, Ohio and as Bank First National, a division of The First National Bank of Zanesville in its other markets. It has 27 retail Financial Centers serving clients throughout central Ohio. The bank also has business lending centers in Columbus, Cleveland, Dayton, Cincinnati, Louisville, Detroit and Indianapolis, and was again the #1 SBA 7(a) lender in Ohio in 2000. The bank offers complete trust services and financial planning services through its subsidiaries First Financial Services Group, N.A. and financial planning services through Chornyak & Associates, Inc. For more information on BancFirst Ohio Corp. and its subsidiaries, visit the Company on the worldwide web at www.bancfirstohio.com.

                                     -more-

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BANCFIRST OHIO CORP. AND UNB CORP. - MERGER OF EQUALS
PAGE THREE


CONFERENCE CALL NOTIFICATION: Gary Fields, Roger Mann, Jim Nicholson and Jim Pennetti will discuss the merger during a conference on Thursday, September 6, beginning at 10:30 a.m. (ET). To participate, please dial 1-877-388-1596 approximately 10-minutes prior to the start of the call. Use the conference ID# 1714100.

Additionally, a replay of the conference call will begin at 2:00 p.m. ET, Thursday, September 6, 2001, and conclude at 5:00 p.m. ET on Friday, September 14, 2001. To access the replay, dial 1-800-642-1687 and enter the conference ID# 1714100.

WEBCAST AND SLIDE PRESENTATION INSTRUCTIONS: To gain access to the listen-only webcast, and slide presentation go to www.unbcorp.com (select the Investors page) or www.bancfirstohio.com, and click on the webcast link. Please log on to either Web site at least 10 minutes prior to the call to register, download and install any necessary audio software. A replay of the webcast also will be available beginning at 3 p.m., Thursday, September 6, 2001.

                            FORWARD-LOOKING STATEMENT

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation,
(i) statements about the benefits of the merger between BancFirst Ohio Corp. and UNB Corp., including future financial and operating results, cost savings, enhanced revenues, and accretion to reported earnings that may be realized from the merger; (ii) statements with respect to BancFirst Ohio Corp.'s and UNB Corp.'s plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as "believes", "expects", "anticipates", "estimates", "intends", "plans", "targets" and similar expressions. These statements are based upon the current beliefs and expectations of BancFirst Ohio Corp.'s and UNB Corp.'s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in such forward-looking statements: (1) the risk that the businesses of BancFirst Ohio Corp. and UNB Corp. will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption following the merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (5) the ability to obtain governmental approvals of the merger on the proposed terms and schedule; (6) the failure of BancFirst Ohio Corp.'s and UNB Corp.'s stockholders to approve the merger; (7) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (8) the strength of the United States economy in general and the strength of the local economies in which the combined company will conduct operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on the combined company's loan portfolio and allowance for loan losses; (9) changes in the U.S. and foreign legal and regulatory framework; and (10) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the combined company's capital markets and asset management activities. Additional factors that could cause BancFirst Ohio Corp.'s and UNB Corp.'s results to differ materially from those described in the forward-looking statements can be found in BancFirst Ohio Corp.'s and UNB Corp.'s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters and attributable to BancFirst Ohio Corp. or UNB Corp. or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. BancFirst Ohio Corp. and UNB Corp. do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

                                     -more-


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BANCFIRST OHIO CORP. AND UNB CORP. - MERGER OF EQUALS
PAGE FOUR


ADDITIONAL INFORMATION: The proposed transaction will be submitted to BancFirst Ohio Corp.'s and UNB Corp.'s stockholders for their consideration, and BancFirst Ohio Corp. and UNB Corp. will file a registration statement, a joint proxy statement/prospectus and other relevant documents concerning the proposed transaction with the SEC. Stockholders are urged to read the registration statement and the joint proxy statement/prospectus regarding the proposed transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about BancFirst Ohio Corp. and UNB Corp., at the SEC's Internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to UNB Corp., Investor Relations, P.O. Box 24190, Canton, Ohio 44701, 800-773-4862 ext. 1118, or 330-438-1118 or to BancFirst Ohio Corp.,
P.O. Box 4658, Zanesville, Ohio 43702-4658, 740-588-6810.



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